Exhibit (C)-(2)

Draft – for discussion only CORPORATE FINANCE FINANCIAL ADVISORY SERVICES FINANCIAL RESTRUCTURING STRATEGIC CONSULTING HL.com Project Lily Preliminary Draft – Discussion Material September 7, 2015 华利安 Confidential

Project Lily

Transaction Value Overview

Summary of Proposed Transaction Value

(dollars and ADS in millions, except per ADS values)

Security	ADS Outstanding[1]	Per ADS Transaction Consideration[2]
ADS	98.7	$2.60

Implied Values	
Implied Common Equity	**$256.7**
Adjustments:	
less: Cash and Cash Equivalents[3]	(50.4)
less: Non-operating assets[4]	(2.0)
Implied Enterprise Value	**$204.3**

Implied Transaction Multiples	**Implied Multiple**
Revenues, Net	
LTM 6/30/15	0.41x
NFY 2015E	0.39x
NFY+1 2016E	0.36x
EBITDA	
LTM 6/30/15	15.6x
NFY 2015E	21.8x
NFY+1 2016E	16.4x

Implied Premiums to Historical Stock Trading Prices

Trading Period Prior to Announcement	Closing ADS Price	Implied Premium of Per ADS Transaction Consideration over Average Closing ADS Price
Current (9/4/2015)	$2.08	25.0%
1-Day	$2.30	13.0%
5-Day Average	$2.46	5.5%
10-Day Average	$2.65	-1.7%
1-Month Average	$2.68	-3.0%
3-Month Average	$2.57	1.3%
6-Month Average	$2.08	25.1%
1-Year Average	$2.03	27.8%
52-Week High (4/24/2015)	$3.18	-18.2%
52-Week Low (12/9/2014)	$1.33	95.5%

Source: Company filings; LTM financial per Company filings, NFY and NFY+1 financials per Company management
Notes:
1. *Based on 98,723,470 outstanding ADS as of 6/30/15, per management*
2. *The Company received an offer by the Company's chairman on 7/06/2015 at $2.60 per ADS for all the outstanding ADSs of the Company*
3. *Cash and cash equivalents and short-term investment are based on company 6-k filed on 06/30/2015*
4. *Represents cost method investments whose dividends are not included in EBITDA*

LTM refers to the most recently completed twelve month period for which financial information has been made public, NFY refers to next fiscal year, NFY+1 refers to the year after next fiscal year
E refers to Estimated.

Draft – for discussion only

HOULIHAN LOKEY 1

Draft – for discussion only ADS H older Structure Project Lily 2 Ownership Structure (ADS H older Detail) Source: Capital IQ, Company filings and Company management inputs Note: 1. Held through China Neptunus Drugstore Holding Ltd., a company incorporated under the laws of the British Virgin Islands. Ownership Structure Buyer Group, 79.5% Unaffiliated ADS H olders , 20.5% Buyer Group ADS Holder ADS Held Ownership % Zhang Simin (Chairman) 1 78,500,000 79.5% Total Buyer Group Ownership 78,500,000 79.5% Unaffiliated ADS Holders ADS Held Ownership % Renaissance Technologies Corp. 731,400 0.7% Advisors Asset Management, Inc. 78,366 0.1% Parametric Portfolio Associates LLC 67,202 0.1% Sectoral Asset Management Inc 52,700 0.1% Wellington Management Group LLP 50,940 0.1% Oppenheim Kapitalanlagegesellschaft mbH 50,940 0.1% Wells Fargo & Company, Securities and Brokerage Investments 50,501 0.1% California Public Employees' Retirement System 46,200 0.0% KCG Holdings Inc., Asset Management Arm 21,794 0.0% Other ADS Holders 19,073,427 19.3% Total Unaffiliated Ownership 20,223,470 20.5% Total ADS Outstanding 98,723,470 100.0%

Draft – for discussion only ADS Trading History Project Lily 3 1 - Week Avg. Daily Volume 73,110 1 - Month Avg. Daily Volume 69,280 3 - Month Avg. Daily Volume 147,920 6 - Month Avg. Daily Volume 187,410 52 Week High (4/24/2015) $3.18 52 Week Low (12/09/2014) $1.33 All Time High (11/14/2007) $21.25 All Time Low (12/09/2011) $1.31 Source: Capital IQ, Company filings, public information ADS Price & Volume History for Last 3 Years Proposed Per ADS Transaction Consideration of $2.60 0.0 200.0 400.0 600.0 800.0 1,000.0 1,200.0 1,400.0 1,600.0 1,800.0 2,000.0 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 Daily Volume (000s) Closing ADS Price (US $) 2/21/14 Formed partnership with A lipay 12/18/2013 Dividend paid of $0.32 per ADS 12/28/2012 Sold a 40% stake in Yunnan Jianzhijia Chain Drugstore 12/30/2014 Company announced $5 million buyback plan 4/23/15 20 - F Filed, buyback tranche update 7/6/2015 Company chairman S imin Zhang submitted a proposal to take the company private Price & Volume Statistics

Draft – for discussion only 50% 100% 150% 200% 250% 300% 350% 400% Nepstar S&P 500 Index China Listed Retail Pharmacies US Listed Retail Pharmacies Relative ADS and Share Performance Project Lily 4 Indexed ADS and Share Price Performance for Last 3 Years Source: Capital IQ Notes: 1. China Listed Retail Pharmacies Include: Yifeng Pharmacy Chain Co., Ltd, Sinopharm Group Co., Ltd., Beijing Tongrentang Co., Ltd, Laobaixing Pharmacy Chain Joint Stock Company , Chongqin Tong Jun Ge Co., Ltd., Universal Health International Group Holding Limited, Anhui Fengyuan Pharmaceutical Co., Ltd., and Shanghai No 1 Pharmacy Co., Zhongzhi Pharmaceutical Holdings Limited, Yunnan Hongxiang Yixintang Pharmaceutical Col, Ltd. 2. US Listed Retail Pharmacies Include: China Jo - Jo Drugstores, Inc., Rite Aid Corporation, Walgreens Boots Alliance, Inc., and CVS Health Corporation. US Listed Retail Pharmacies 2 : +136.3% China Listed Retail Pharmacies 1 : +70.4% S&P 500 Index: +36.7% China Nepstar : +19.5%

Project Lily

Selected Historical and Projected Financial Information

(dollars in millions)

	Fiscal Year Ended December 31,			LTM Ended	Fiscal Year Ending December 31,						CAGR[1]
	2012	2013	2014	6/30/15	2015E	2016E	2017E	2018E	2019E	2020E	2014 to 2020E
Revenues, Net	**$409.3**	**$445.9**	**$476.0**	**$497.8**	**$520.4**	**$575.0**	**$634.1**	**$700.6**	**$774.7**	**$859.1**	**10.3%**
Growth %		*8.9%*	*6.8%*		*9.3%*	*10.5%*	*10.3%*	*10.5%*	*10.6%*	*10.9%*	
Cost of Sales (Goods Sold)	(219.8)	(251.2)	(277.7)	(294.1)	(303.7)	(336.5)	(372.2)	(412.7)	(458.6)	(511.4)	
Gross Profit	$189.5	$194.6	$198.3	$203.7	$216.7	$238.6	$262.0	$287.9	$316.2	$347.7	
Margin %	*46.3%*	*43.7%*	*41.7%*	*40.9%*	*41.6%*	*41.5%*	*41.3%*	*41.1%*	*40.8%*	*40.5%*	
Sales, Marketing & Other Operating Expenses	(162.4)	(169.6)	(177.0)	(177.3)	(190.5)	(207.8)	(226.4)	(247.1)	(269.6)	(294.2)	
General & Administrative Expenses	(18.6)	(20.1)	(20.2)	(19.0)	(23.6)	(27.0)	(30.9)	(35.1)	(39.5)	(43.4)	
Depreciation & Amortization	7.2	6.1	5.9	5.8	6.8	8.7	10.6	12.4	13.3	10.9	
EBITDA	**$15.8**	**$11.0**	**$7.0**	**$13.1**	**$9.4**	**$12.4**	**$15.2**	**$18.1**	**$20.5**	**$21.0**	**20.0%**
Margin %	*3.9%*	*2.5%*	*1.5%*	*2.6%*	*1.8%*	*2.2%*	*2.4%*	*2.6%*	*2.6%*	*2.4%*	
Growth %		*-30.2%*	*-36.2%*		*33.1%*	*33.0%*	*22.5%*	*19.0%*	*13.1%*	*2.2%*	
Depreciation & Amortization	(7.2)	(6.1)	(5.9)	(5.8)	(6.8)	(8.7)	(10.6)	(12.4)	(13.3)	(10.9)	
EBIT	**$8.5**	**$5.0**	**$1.1**	**$7.4**	**$2.6**	**$3.8**	**$4.7**	**$5.7**	**$7.2**	**$10.1**	**44.2%**
Margin %	*2.1%*	*1.1%*	*0.2%*	*1.5%*	*0.5%*	*0.7%*	*0.7%*	*0.8%*	*0.9%*	*1.2%*	
Capital Expenditures	($5.6)	($7.8)	($9.6)	($9.4)	($10.1)	($10.1)	($9.9)	($10.0)	($9.9)	($10.0)	
Net Working Capital	$78.3	$45.8	$62.8	$48.3	$51.4	$57.3	$63.6	$70.7	$78.4	$87.4	

Source: Public filings, Capital IQ, Company management
Notes:
CAGR refers to Compound Annual Growth Rate
EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items
EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non-recurring items
E refers to Estimated
LTM refers to the most recently completed twelve month period for which financial information has been made public

Draft – for discussion only

HOULIHAN LOKEY 5

Project Lily

Selected Companies Trading Statistics

(dollars, ADS and shares in millions, except per share or per ADS values)

Company	Ticker	Price 9/4/2015 ($USD)	Eq. Market Value[1] ($USD)	Enterprise Value[2] ($USD)	EV / Revenue LTM	EV / Revenue NFY	EV / Revenue NFY+1	EV / EBITDA LTM	EV / EBITDA NFY	EV / EBITDA NFY+1
Selected China Listed Firms										
Yifeng Pharmacy Chain Co., Ltd.	SHSE:603939	$7.45	$1,192	$1,067	2.86x	2.42x	1.99x	32.9x	25.5x	21.1x
Sinopharm Group Co.,Ltd.	SEHK:1099	3.57	9,240	12,230	0.44x	0.41x	0.35x	10.6x	9.3x	8.0x
Beijing Tongrentang Co., Ltd	SHSE:600085	3.80	4,976	4,744	2.97x	2.72x	2.37x	17.2x	16.3x	13.7x
Laobaixing Pharmacy Chain Joint Stock Company	SHSE:603883	7.94	2,120	1,953	2.97x	2.18x	1.81x	35.2x	20.6x	16.3x
Chongqing Tong Jun Ge Co., Ltd.	SZSE:000591	2.00	550	572	0.76x	NA	NA	26.6x	NA	NA
Universal Health International Group Holding Limited	SEHK:2211	0.34	683	503	0.80x	0.72x	0.64x	5.6x	4.8x	4.2x
Anhui Fengyuan Pharmaceutical Co., Ltd.	SZSE:000153	1.33	415	483	1.88x	NA	NA	24.0x	NA	NA
Shanghai No 1 Pharmacy Co	SHSE:600833	2.08	463	433	1.86x	NA	NA	51.7x	NA	NA
Zhongzhi Pharmaceutical Holdings Limited	SEHK:3737	0.31	186	184	2.18x	1.72x	1.18x	10.2x	6.9x	4.6x
Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd.	TSEC:9931	6.68	1,739	1,618	2.12x	1.73x	1.42x	25.7x	21.9x	17.4x
Mean			$2,156	$2,379	1.88x	1.70x	1.39x	24.0x	15.0x	12.2x
Median			$938	$819	2.00x	1.73x	1.42x	24.9x	16.3x	13.7x
High			$9,240	$12,230	2.97x	2.72x	2.37x	51.7x	25.5x	21.1x
Low			$186	$184	0.44x	0.41x	0.35x	5.6x	4.8x	4.2x
Selected U.S Listed Firms										
China Jo-Jo Drugstores, Inc.	NasdaqCM:CJJD	$1.77	$30	$49	0.60x	NA	NA	7.9x	NA	NA
Rite Aid Corporation	NYSE:RAD	8.20	8,275	13,588	0.51x	0.44x	0.40x	10.2x	9.5x	8.6x
Walgreens Boots Alliance, Inc.	NasdaqGS:WBA	87.43	96,383	108,463	1.15x	1.05x	0.89x	17.1x	14.7x	11.8x
CVS Health Corporation	NYSE:CVS	100.12	113,336	125,083	0.86x	0.83x	0.74x	11.3x	10.7x	9.5x
Mean			$54,506	$61,796	0.78x	0.77x	0.68x	11.6x	11.7x	10.0x
Median			$52,329	$61,025	0.73x	0.83x	0.74x	10.7x	10.7x	9.5x
High			$113,336	$125,083	1.15x	1.05x	0.89x	17.1x	14.7x	11.8x
Low			$30	$49	0.51x	0.44x	0.40x	7.9x	9.5x	8.6x
Overall										
Mean			$17,113	$19,355	1.57x	1.42x	1.18x	20.4x	14.0x	11.5x
Median			$1,466	$1,343	1.51x	1.38x	1.04x	17.1x	12.7x	10.7x
High			$113,336	$125,083	2.97x	2.72x	2.37x	51.7x	25.5x	21.1x
Low			$30	$49	0.44x	0.41x	0.35x	5.6x	4.8x	4.2x
Current										
China Nepstar Chain Drugstore Ltd.	NYSE:NPD	$2.08	$205	$156	0.32x	0.30x	0.27x	12.2x	16.7x	12.5x
Offer										
China Nepstar Chain Drugstore Ltd.	NYSE:NPD	$2.60	$257	$204	0.41x	0.39x	0.36x	15.6x	21.8x	16.4x

Sources: Capital IQ, Company public filings, analyst reports

Notes:

*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*

2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment

LTM refers to the most recently completed twelve month period for which financial information has been made public

NFY refers to next fiscal year; NFY+1 refers to the year after next fiscal year

NA refers to not available figure

No company used in this analysis for comparative purposes is identical to the Company

Draft – for discussion only

HOULIHAN LOKEY 6

Draft – for discussion only Benchmarking Analysis 1 Project Lily 7 Source: Public filings, Capital IQ, Company management Notes: 1. No company used for comparative purposes is identical to the Company 2. Based on public trading prices of common stock LTM refers to the most recently completed twelve month period for which financial information has been made public NMF refers to no meaningful figure Size Profitability Industry Metric 3 (Store Count) (Revenue per Store) (Metric) Name Value Name Value Walgreens Boots Alliance, Inc. 8,207 CVS Health Corporation $18.6 CVS Health Corporation 7,822 Sinopharm Group Co.,Ltd. $16.2 Rite Aid Corporation 4,600 Walgreens Boots Alliance, Inc. $11.5 Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 2,389 Rite Aid Corporation $5.8 Sinopharm Group Co.,Ltd. 2,096 Beijing Tongrentang Co., Ltd $3.5 China Nepstar Chain Drugstore Ltd. 1,980 Anhui Fengyuan Pharmaceutical Co., Ltd. $2.8 Laobaixing Pharmacy Chain Joint Stock Company 999 China Jo-Jo Drugstores, Inc. $1.4 Universal Health International Group Holding Limited 953 Universal Health International Group Holding Limited $0.8 Yifeng Pharmacy Chain Co., Ltd. 680 Laobaixing Pharmacy Chain Joint Stock Company $0.7 Beijing Tongrentang Co., Ltd 450 Yifeng Pharmacy Chain Co., Ltd. $0.5 Zhongzhi Pharmaceutical Holdings Limited 201 Zhongzhi Pharmaceutical Holdings Limited $0.5 Anhui Fengyuan Pharmaceutical Co., Ltd. 93 Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. $0.3 China Jo-Jo Drugstores, Inc. 59 China Nepstar Chain Drugstore Ltd. $0.3 Chongqing Tong Jun Ge Co., Ltd. NMF Chongqing Tong Jun Ge Co., Ltd. NMF Shanghai No 1 Pharmacy Co NMF Shanghai No 1 Pharmacy Co NMF Size Size 2 Historical Growth (LTM Revenue, millions) (Enterprise Value as of 9/4/15) (2-Fiscal Year Revenue) Name Value Name Value CVS Health Corporation $145,577.0 CVS Health Corporation $125,082.8 Walgreens Boots Alliance, Inc. $93,979.0 Walgreens Boots Alliance, Inc. $108,462.8 Sinopharm Group Co.,Ltd. $34,042.9 Rite Aid Corporation $13,587.8 Rite Aid Corporation $26,710.4 Sinopharm Group Co.,Ltd. $12,230.1 Beijing Tongrentang Co., Ltd $1,597.9 Beijing Tongrentang Co., Ltd $4,744.1 Universal Health International Group Holding Limited $768.3 Laobaixing Pharmacy Chain Joint Stock Company $1,953.0 Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. $763.7 Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. $1,618.4 Chongqing Tong Jun Ge Co., Ltd. $755.2 Yifeng Pharmacy Chain Co., Ltd. $1,067.1 Laobaixing Pharmacy Chain Joint Stock Company $657.4 Chongqing Tong Jun Ge Co., Ltd. $571.6 China Nepstar Chain Drugstore Ltd. $497.8 Universal Health International Group Holding Limited $503.4 Yifeng Pharmacy Chain Co., Ltd. $373.4 Anhui Fengyuan Pharmaceutical Co., Ltd. $483.2 Anhui Fengyuan Pharmaceutical Co., Ltd. $256.8 Shanghai No 1 Pharmacy Co $433.1 Shanghai No 1 Pharmacy Co $232.3 Zhongzhi Pharmaceutical Holdings Limited $184.1 Zhongzhi Pharmaceutical Holdings Limited $103.0 China Nepstar Chain Drugstore Ltd. $155.5 China Jo-Jo Drugstores, Inc. $81.7 China Jo-Jo Drugstores, Inc. $49.3

Draft – for discussion only Benchmarking Analysis 1 (cont’d) Project Lily 8 Source: Public filings, Capital IQ, Company management 1. No company used for comparative purposes is identical to the Company NA refers to not available NMF refers to no meaningful figure Historical Growth Historical Growth Projected Growth (2-Fiscal Year Revenue) (1-Fiscal Year Revenue) (1-Fiscal Year Revenue) Name Value Name Value Name Value Universal Health International Group Holding Limited 36.8% Universal Health International Group Holding Limited 31.1% Laobaixing Pharmacy Chain Joint Stock Company 44.6% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 24.8% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 24.9% Zhongzhi Pharmaceutical Holdings Limited 39.3% Sinopharm Group Co.,Ltd. 21.1% Yifeng Pharmacy Chain Co., Ltd. 23.6% Walgreens Boots Alliance, Inc. 35.5% Zhongzhi Pharmaceutical Holdings Limited 20.5% Zhongzhi Pharmaceutical Holdings Limited 23.4% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 34.0% Yifeng Pharmacy Chain Co., Ltd. 20.4% Sinopharm Group Co.,Ltd. 19.9% Yifeng Pharmacy Chain Co., Ltd. 25.4% Laobaixing Pharmacy Chain Joint Stock Company 17.8% Laobaixing Pharmacy Chain Joint Stock Company 18.7% Universal Health International Group Holding Limited 24.8% Beijing Tongrentang Co., Ltd 13.5% China Jo-Jo Drugstores, Inc. 16.2% Sinopharm Group Co.,Ltd. 16.9% China Nepstar Chain Drugstore Ltd. 7.8% Beijing Tongrentang Co., Ltd 11.1% Rite Aid Corporation 16.7% CVS Health Corporation 6.4% Anhui Fengyuan Pharmaceutical Co., Ltd. 11.0% Beijing Tongrentang Co., Ltd 14.3% Walgreens Boots Alliance, Inc. 3.3% CVS Health Corporation 9.9% China Nepstar Chain Drugstore Ltd. 9.3% Rite Aid Corporation 2.2% China Nepstar Chain Drugstore Ltd. 6.8% CVS Health Corporation 8.4% Shanghai No 1 Pharmacy Co 2.1% Walgreens Boots Alliance, Inc. 5.8% Chongqing Tong Jun Ge Co., Ltd. NA Anhui Fengyuan Pharmaceutical Co., Ltd. 1.2% Shanghai No 1 Pharmacy Co 4.9% Anhui Fengyuan Pharmaceutical Co., Ltd. NA Chongqing Tong Jun Ge Co., Ltd. 0.4% Rite Aid Corporation 3.9% Shanghai No 1 Pharmacy Co NA China Jo-Jo Drugstores, Inc. -7.3% Chongqing Tong Jun Ge Co., Ltd. 2.4% China Jo-Jo Drugstores, Inc. NA Historical Growth Historical Growth Projected Growth Projected Growth (2-Fiscal Year Adjusted EBITDA) (1-Fiscal Year Adjusted EBITDA) (1-Fiscal Year Adjusted EBITDA) (5-Fiscal Year Adjusted EPS) Name Value Name Value Name Value Zhongzhi Pharmaceutical Holdings Limited 78.9% Zhongzhi Pharmaceutical Holdings Limited 124.7% Laobaixing Pharmacy Chain Joint Stock Company 82.4% Universal Health International Group Holding Limited 50.2% Yifeng Pharmacy Chain Co., Ltd. 34.1% Zhongzhi Pharmaceutical Holdings Limited 69.6% Yifeng Pharmacy Chain Co., Ltd. 39.0% Universal Health International Group Holding Limited 30.2% Walgreens Boots Alliance, Inc. 40.2% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 26.9% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 29.0% China Nepstar Chain Drugstore Ltd. 33.1% Sinopharm Group Co.,Ltd. 26.3% Sinopharm Group Co.,Ltd. 28.5% Yifeng Pharmacy Chain Co., Ltd. 28.3% Anhui Fengyuan Pharmaceutical Co., Ltd. 24.8% Anhui Fengyuan Pharmaceutical Co., Ltd. 26.4% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 22.0% Laobaixing Pharmacy Chain Joint Stock Company 21.1% Laobaixing Pharmacy Chain Joint Stock Company 22.2% Sinopharm Group Co.,Ltd. 18.9% Beijing Tongrentang Co., Ltd 18.4% Chongqing Tong Jun Ge Co., Ltd. 19.1% Beijing Tongrentang Co., Ltd 14.4% Chongqing Tong Jun Ge Co., Ltd. 10.8% Beijing Tongrentang Co., Ltd 15.7% Universal Health International Group Holding Limited 13.1% CVS Health Corporation 9.4% Rite Aid Corporation 11.7% Rite Aid Corporation 8.1% Rite Aid Corporation 8.1% Shanghai No 1 Pharmacy Co 11.6% CVS Health Corporation 6.9% Walgreens Boots Alliance, Inc. 5.9% CVS Health Corporation 9.2% Chongqing Tong Jun Ge Co., Ltd. NA Shanghai No 1 Pharmacy Co -8.0% Walgreens Boots Alliance, Inc. 4.6% Anhui Fengyuan Pharmaceutical Co., Ltd. NA China Nepstar Chain Drugstore Ltd. -33.2% China Nepstar Chain Drugstore Ltd. -36.2% Shanghai No 1 Pharmacy Co NA China Jo-Jo Drugstores, Inc. NMF China Jo-Jo Drugstores, Inc. NMF China Jo-Jo Drugstores, Inc. NA

Draft – for discussion only Benchmarking Analysis 1 (cont’d) Project Lily 9 Source: Public filings, Capital IQ, Company management 1. No company used for comparative purposes is identical to the Company NA refers to not available NMF refers to no meaningful figure Profitability Relative Depreciation Liquidity Leverage [1] (LTM Adjusted EBITDA to LTM Revenue) (LTM Depr. to LTM Adjusted EBITDA) (Current Ratio as of 9/4/15) (Debt to EV as of 9/4/15) Name Value Name Value Name Value Zhongzhi Pharmaceutical Holdings Limited 21.3% Anhui Fengyuan Pharmaceutical Co., Ltd. 51.0% Universal Health International Group Holding Limited 3.8 Beijing Tongrentang Co., Ltd 17.3% China Jo-Jo Drugstores, Inc. 44.2% Beijing Tongrentang Co., Ltd 2.9 Universal Health International Group Holding Limited 14.4% China Nepstar Chain Drugstore Ltd. 43.9% Rite Aid Corporation 2.4 Yifeng Pharmacy Chain Co., Ltd. 8.7% Chongqing Tong Jun Ge Co., Ltd. 40.8% Yifeng Pharmacy Chain Co., Ltd. 2.4 Laobaixing Pharmacy Chain Joint Stock Company 8.4% Rite Aid Corporation 31.8% Laobaixing Pharmacy Chain Joint Stock Company 2.3 Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 8.2% Walgreens Boots Alliance, Inc. 23.1% China Nepstar Chain Drugstore Ltd. 1.9 Anhui Fengyuan Pharmaceutical Co., Ltd. 7.8% Shanghai No 1 Pharmacy Co 20.0% Shanghai No 1 Pharmacy Co 1.9 CVS Health Corporation 7.6% CVS Health Corporation 17.5% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 1.7 China Jo-Jo Drugstores, Inc. 7.6% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 10.6% Walgreens Boots Alliance, Inc. 1.3 Walgreens Boots Alliance, Inc. 6.8% Zhongzhi Pharmaceutical Holdings Limited 8.6% CVS Health Corporation 1.3 Rite Aid Corporation 5.0% Beijing Tongrentang Co., Ltd 7.9% Zhongzhi Pharmaceutical Holdings Limited 1.3 Sinopharm Group Co.,Ltd. 4.1% Sinopharm Group Co.,Ltd. 4.4% Sinopharm Group Co.,Ltd. 1.2 Shanghai No 1 Pharmacy Co 3.6% Universal Health International Group Holding Limited 3.0% China Jo-Jo Drugstores, Inc. 1.0 Chongqing Tong Jun Ge Co., Ltd. 2.8% Yifeng Pharmacy Chain Co., Ltd. 2.5% Anhui Fengyuan Pharmaceutical Co., Ltd. 0.9 China Nepstar Chain Drugstore Ltd. 2.6% Laobaixing Pharmacy Chain Joint Stock Company 0.4% Chongqing Tong Jun Ge Co., Ltd. 0.9

Draft – for discussion only (US in millions) Selected Transactions Statistics Project Lily 10 Source: Capital IQ, Mergermarket Based on reported metric for the most recent LTM period prior to the announcement of the transaction NA refers to not available figure No transaction used in this analysis for comparative purposes is identical to the Transaction Implied enterprise value of target company based on the announced transaction equity price and other public information avail abl e at the time of the announcement Implied Announcement Target Equity Enterprise EV / LTM Date Target Company Country Bidder Company % of stake Value Value Revenue EBITDA 11/12/2014 Apotek Hjärtat AB Sweden ICA Gruppen AB 100.0% $768.7 $768.7 NA NA 07/18/2014 Bestway National Chemists Ltd. United Kingdom Bestway (Holdings) Limited 100.0% NA 1,058.3 0.82x NA 05/06/2014 Farmacias Ahumada S.A. Chile Alliance Boots Chile SPA 100.0% 635.6 747.2 0.48x 11.4x 11/21/2013 HEARTY WANTS Co.,Ltd. Japan Tsuruha Holdings Inc. 56.0% 178.7 178.7 0.35x NA 09/09/2013 EDC Drug Stores, Inc., 76 Retail Drugstores, Distribution Center and Pharmacy Business United States Walgreen Co. (nka:Walgreens Boots Alliance, Inc.) 100.0% 173.0 173.0 0.45x NA 07/15/2013 Shoppers Drug Mart Corporation Canada Loblaw Companies Limited 100.0% 11,818.6 13,117.5 1.21x 11.6x 04/08/2013 Medstop Group Holding AB Sweden Orion Holding Sverige AB 100.0% 106.6 228.9 0.64x 15.2x 07/05/2012 Stephen L. LaFrance Pharmacy, Inc. United States Walgreen Co. (nka:Walgreens Boots Alliance, Inc.) 100.0% 438.0 438.0 0.53x NA 04/16/2015 Chongqing Tong Jun Ge Co., Ltd. China CECEP Solar Energy Technology Co., Ltd. 100.0% NA NA NA NA 02/19/2015 Shokando co.,ltd. Japan Sogo Medical Co., Ltd. 100.0% 19.9 19.9 NA NA 12/10/2014 Shanghai For Me Yixing Pharmacy Chain-Store Company Limited China Sinopharm Holding GuoDa Drug Store Co., Ltd. 92.0% 26.3 26.3 NA NA 10/22/2014 Takiya Co., Ltd. Japan Welcia Holdings Co., Ltd. 100.0% 29.7 29.7 NA NA 10/22/2014 Shimizu Yakuhin Co., Ltd. Japan Welcia Holdings Co., Ltd. 100.0% 15.3 15.3 NA NA 09/10/2014 Heron Cross Pharmacy Ltd United Kingdom Looking After You Ltd. 100.0% NA NA NA NA 07/14/2014 Navarro Discount Pharmacies, LLC United States CVS Caremark Corporation (nka:CVS Health Corporation) 100.0% NA NA NA NA 07/03/2014 MedPro Rx, Inc. United States Diplomat Pharmacy, Inc. 100.0% 63.5 75.0 0.92x NA 11/14/2013 Shimeno Yakkyoku, K.K. Japan Matsumotokiyoshi Holdings Co., Ltd. 100.0% 55.1 55.1 0.32x NA 10/23/2013 Yokohama Pharmacy, K.K. Japan Cawachi Limited 100.0% 41.3 41.3 NA NA 09/27/2013 Total Medical Service Co., Ltd. Japan Pharmaholdings Co., Ltd. 100.0% 48.3 57.8 0.54x 7.7x 08/08/2013 Mediq Polska Sp. z o.o. Poland Penta Holding Limited; Penta Investments Limited 100.0% 93.7 93.7 NA NA 04/12/2013 Vårdapoteket i Norden AB Sweden Apotek Hjärtat AB 100.0% 94.3 94.3 0.32x NA 03/15/2013 Alfarm Co., Ltd. Japan Qol Co., Ltd. 100.0% 42.0 42.0 NA NA 01/09/2013 OST japan Group Inc. Japan Fuji Yakuhin Co., Ltd. 100.0% 16.1 16.9 0.29x 4.4x 11/28/2012 Stephen L. LaFrance Pharmacy, Inc. United States L&R Distributors, Inc. 100.0% NA NA NA NA 09/14/2012 Moris Retail Co., Ltd. Japan Matsumotokiyoshi Holdings Co., Ltd. 100.0% NA NA NA NA High 1.21x 15.2x Low 0.29x 4.4x Mean 0.57x 10.1x Median 0.51x 11.4x 7/6/15 China Nepstar Chain Drugstore Ltd. China Simin Zhang 20.5% $256.7 $204.3 0.41x 15.6x

Project Lily

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium: 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90-Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
On-Going Deals										
8/31/2015	-	iKang Healthcare Group, Inc.	$17.80	10.8%	9.7%	0.0%	-3.0%	0.1%	-0.8%	-21.5%
8/3/2015	-	eLong Inc.	18.00	24.1%	20.3%	-8.6%	-7.7%	-5.7%	-5.5%	-33.9%
8/3/2015	-	Global-Tech Advanced Innovations	8.75	191.7%	159.9%	147.2%	143.3%	72.2%	71.4%	-0.6%
7/21/2015	-	Mecox Lane Limited	$4.00	17.6%	12.1%	10.9%	9.7%	10.2%	7.2%	-14.7%
7/9/2015	-	YY Inc.	68.50	17.4%	-1.2%	2.2%	8.3%	3.5%	-2.7%	-28.9%
7/9/2015	-	E-Commerce China Dangdang Inc.	7.81	20.0%	-15.9%	-16.6%	-15.6%	-19.8%	-29.8%	-52.4%
6/29/2015	-	Kongzhong Corp.	8.56	21.8%	11.5%	19.7%	27.0%	32.1%	27.3%	-7.9%
6/23/2015	-	Momo Inc.	18.90	20.5%	147.1%	167.9%	183.4%	34.7%	11.2%	-5.0%
6/22/2015	-	Vimicro International Corp.	13.50	9.5%	3.4%	9.8%	15.4%	38.8%	50.9%	-18.1%
6/19/2015	-	AirMedia Group Inc.	6.00	70.5%	10.8%	30.2%	31.3%	46.2%	52.3%	-22.1%
6/17/2015	-	Qihoo 360 Technology Co. Ltd.	77.00	16.6%	30.3%	31.6%	39.2%	29.4%	12.0%	-26.5%
6/15/2015	-	iDreamSky Technology Limited	14.00	-3.8%	24.5%	39.8%	41.5%	11.7%	-6.8%	-46.1%
6/12/2015	-	Bona Film Group Limited	13.70	6.5%	20.4%	28.7%	34.6%	45.5%	55.2%	3.2%
6/11/2015	-	Homeinns Hotel Group	32.81	8.8%	18.3%	25.0%	25.4%	20.4%	13.6%	-10.9%
6/10/2015	-	Renren Inc.	4.20	2.2%	13.7%	24.6%	29.7%	35.5%	32.5%	-5.6%
6/10/2015	-	21Vianet Group, Inc.	23.00	15.5%	48.2%	36.4%	35.1%	28.1%	16.1%	-28.9%
6/9/2015	-	E-House China Holdings Limited	7.38	10.0%	16.2%	20.5%	17.8%	0.1%	-12.7%	-40.9%
6/5/2015	-	JA Solar Holdings Co., Ltd.	9.69	19.9%	2.6%	1.7%	4.3%	10.2%	5.9%	-14.3%
6/4/2015	-	Mindray Medical International Limited	30.00	9.2%	3.9%	4.7%	4.6%	4.3%	2.6%	-11.3%
6/1/2015	-	Taomee Holdings Ltd.	3.59	20.1%	11.7%	15.1%	8.6%	1.3%	-11.3%	-35.0%
5/18/2015	-	China Mobile Games and Entertainment Group Limited	21.50	5.5%	3.6%	8.1%	12.3%	1.4%	7.6%	-27.6%
4/30/2015	-	WuXi PharmaTech (Cayman) Inc.	46.00	16.2%	19.2%	19.4%	20.6%	23.7%	27.9%	2.2%
4/27/2015	-	China Cord Blood Corporation	6.40	-11.4%	7.6%	11.0%	13.2%	17.5%	21.8%	-11.6%
4/20/2015	-	Xueda Education Group	3.38	19.9%	14.5%	19.3%	23.1%	16.6%	8.6%	-40.3%
4/13/2015	-	Sungy Mobile Limited	4.90	8.9%	19.9%	11.0%	4.9%	-30.2%	-51.5%	-76.8%
3/3/2015	-	Jiayuan.com International Ltd.	5.37	15.7%	12.7%	14.1%	8.2%	-1.0%	-9.9%	-39.3%
1/2/2015	-	Perfect World Co., Ltd.	20.00	26.9%	20.3%	10.2%	5.4%	4.4%	-0.6%	-23.8%
1/27/2014	-	Shanda Games Limited	6.90	22.1%	43.1%	51.8%	54.3%	56.5%	62.1%	6.2%
8/19/2013	-	Exceed Company Ltd.	1.78	19.5%	24.4%	27.9%	30.4%	30.2%	24.0%	-6.3%
Mean				**21.8%**	**24.6%**	**26.3%**	**27.8%**	**17.9%**	**13.0%**	**-22.0%**
Median				**16.6%**	**14.5%**	**19.3%**	**17.8%**	**16.6%**	**8.6%**	**-21.5%**
High				**191.7%**	**159.9%**	**167.9%**	**183.4%**	**72.2%**	**71.4%**	**6.2%**
Low				**-11.4%**	**-15.9%**	**-16.6%**	**-15.6%**	**-30.2%**	**-51.5%**	**-76.8%**
China Nepstar Chain Drugstore Ltd.			**$2.60**	**18.2%**	**-1.7%**	**-2.2%**	**2.2%**	**13.7%**	**14.3%**	**-21.2%**

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High prior to going private announcement

Draft – for discussion only

HOULIHAN LOKEY 11

Project Lily

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium: 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90-Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals										
5/22/2013	12/2/2014	Le Gaga Holdings Ltd	$4.06	21.6%	22.0%	16.6%	15.7%	10.0%	7.7%	-21.9%
4/28/2012	11/26/2014	Sino Gas International Holdings, Inc.	1.30	306.3%	297.8%	271.4%	244.4%	258.2%	196.0%	176.6%
3/10/2014	11/18/2014	Montage Technology Group Limited	22.60	31.7%	28.0%	24.4%	25.8%	NA	NA	NA
2/17/2014	9/29/2014	Chindex International Inc.	24.00	39.9%	44.5%	44.9%	45.5%	44.0%	51.9%	24.9%
9/30/2013	9/24/2014	Charm Communications Inc.	4.70	17.2%	14.3%	13.2%	9.2%	5.2%	4.7%	-21.7%
6/6/2013	8/29/2014	iSoftStone Holdings Limited	5.70	17.8%	26.4%	25.6%	22.1%	21.1%	17.9%	-19.6%
12/24/2013	7/30/2014	Noah Education Holdings Ltd.	2.85	26.7%	21.5%	26.3%	33.5%	50.7%	54.7%	11.3%
11/25/2013	7/18/2014	Giant Interactive Group, Inc.	12.00	18.5%	31.5%	33.7%	37.4%	47.7%	58.2%	5.0%
2/10/2014	7/17/2014	AutoNavi Holdings Limited	21.00	27.0%	38.6%	40.0%	36.1%	46.1%	52.2%	-0.9%
9/4/2013	7/9/2014	China Hydroelectric Corporation	3.51	57.4%	62.5%	54.4%	48.0%	60.2%	72.0%	8.0%
10/15/2012	7/3/2014	Yongye International, Inc.	7.10	48.2%	58.3%	74.1%	83.3%	98.4%	86.2%	20.3%
10/12/2012	5/30/2014	Ninetowns Internet Technology Group Company Limited	2.00	85.2%	79.4%	81.9%	73.7%	62.7%	62.7%	-2.4%
6/20/2013	4/23/2014	ChinaEdu Corporation	7.00	19.9%	17.9%	13.2%	14.0%	15.7%	18.3%	-16.3%
11/2/2012	4/14/2014	Trunkbow International Holdings, Ltd.	1.46	24.8%	48.6%	54.8%	49.3%	6.6%	1.1%	-39.4%
5/20/2013	3/27/2014	Pactera Technology International Ltd.	7.30	38.8%	34.5%	19.9%	14.0%	8.1%	2.5%	-33.0%
3/12/2013	3/28/2014	Camelot Information Systems Inc.	1.85	23.3%	27.6%	53.7%	51.5%	20.7%	-20.0%	-54.5%
1/20/2012	1/15/2014	AsiaInfo-Linkage, Inc.	12.00	21.0%	50.8%	43.2%	38.7%	-0.1%	-13.9%	-47.6%
3/11/2013	12/23/2013	Simcere Pharmaceutical Group.	9.66	21.4%	23.1%	22.7%	21.6%	21.3%	18.3%	2.0%
8/13/2012	7/30/2013	LJ International Inc.	2.00	24.2%	21.4%	29.2%	17.6%	4.7%	-4.1%	-31.3%
9/26/2012	7/5/2013	7 Days Group Holdings Limited	13.80	30.6%	43.2%	45.3%	42.5%	24.3%	15.6%	-21.1%
10/3/2012	6/27/2013	Feihe International, Inc.	7.40	21.3%	23.6%	14.9%	22.9%	42.8%	47.9%	-20.4%
3/27/2012	6/27/2013	Zhongpin, Inc.	13.50	46.6%	46.5%	38.6%	40.3%	44.7%	24.4%	-22.0%
9/12/2012	5/30/2013	3SBio Inc.	16.70	44.1%	45.7%	39.6%	33.8%	33.6%	37.2%	8.9%
8/13/2012	5/23/2013	Focus Media Holding Ltd.	27.50	17.6%	36.6%	33.9%	28.2%	28.2%	26.2%	-16.5%
2/15/2013	5/17/2013	China Shenghuo Pharmaceutical Holdings, Inc.	0.16	18.5%	61.5%	42.8%	46.0%	-33.0%	-36.6%	-78.1%
9/7/2012	4/8/2013	Syswin Inc.	2.05	28.1%	45.7%	39.9%	43.5%	112.5%	103.3%	-12.4%
7/6/2012	3/28/2013	ShangPharma Corporation	9.00	30.8%	44.8%	34.2%	20.4%	13.0%	4.8%	-26.5%
5/9/2012	2/6/2013	China Nuokang Bio-Pharmaceutical Inc.	5.80	56.8%	74.0%	95.9%	102.9%	41.3%	37.3%	-1.4%
5/21/2012	12/28/2012	Yucheng Technologies Limited	3.90	26.4%	28.0%	32.4%	42.5%	52.7%	43.5%	0.8%
11/3/2010	12/27/2012	Fushi Copperweld, Inc.	9.50	4.4%	1.6%	8.0%	9.4%	-2.0%	0.0%	-26.6%
4/2/2012	12/11/2012	Winner Medical Group Inc.	4.50	32.3%	29.2%	40.1%	46.4%	31.7%	12.7%	-15.1%
1/9/2012	11/9/2012	Pansoft Company Limited	4.15	106.5%	83.2%	93.2%	79.6%	36.7%	27.4%	-16.0%

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High prior to going private announcement
NA refers to not available figure

Draft – for discussion only

HOULIHAN LOKEY 12

Project Lily

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90-Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals (cont.)										
5/3/2012	11/2/2012	China Mass Media Corp.	$5.00	115.5%	133.1%	38.9%	-3.2%	-35.0%	-38.2%	-80.8%
2/21/2012	10/31/2012	China TransInfo Technology Corp.	5.80	12.6%	26.6%	40.0%	52.6%	67.7%	47.7%	11.5%
2/24/2012	10/17/2012	Gushan Environmental Energy Limited	1.65	34.1%	28.1%	27.7%	10.0%	-13.6%	-31.8%	-66.7%
1/6/2012	5/15/2012	Jingwei International Limited	2.20	64.2%	66.6%	57.0%	48.2%	8.3%	-5.7%	-46.5%
10/28/2011	4/20/2012	China Real Estate Information Corporation	5.73	6.1%	20.1%	7.0%	-5.8%	-13.3%	-21.8%	-46.3%
11/14/2011	4/17/2012	China GrenTech Corp. Ltd.	3.15	23.0%	34.3%	42.4%	45.7%	18.4%	11.6%	-14.9%
10/17/2011	2/14/2012	Shanda Interactive Entertainment Ltd.	41.35	23.5%	26.6%	25.1%	20.6%	2.3%	2.5%	-23.7%
3/7/2011	11/4/2011	China Fire & Security Group, Inc.	9.00	43.8%	52.4%	40.1%	28.1%	12.1%	-13.5%	-45.4%
10/11/2010	11/3/2011	Harbin Electric, Inc.	24.00	20.2%	36.3%	35.1%	37.7%	24.8%	22.3%	-7.7%
1/28/2011	9/16/2011	China Security & Surveillance Technology, Inc.	6.50	33.2%	30.1%	26.1%	21.3%	24.9%	11.9%	-26.9%
3/25/2011	8/25/2011	Funtalk China Holdings Limited	7.20	17.1%	34.2%	30.6%	26.7%	2.9%	3.9%	-17.5%
11/11/2010	8/19/2011	Chemspec International Limited	8.10	28.2%	29.2%	27.0%	22.8%	10.4%	14.2%	-10.5%
6/27/2011	8/11/2011	Tiens Biotech Group (USA), Inc.	1.72	67.0%	44.2%	31.5%	27.6%	21.5%	16.5%	-13.1%
4/8/2010	4/15/2011	Tongjitang Chinese Medicines Company	4.50	19.0%	22.3%	21.9%	21.0%	17.9%	18.4%	-11.8%
Closed Deals										
Mean				**40.0%**	**45.6%**	**42.4%**	**39.0%**	**30.2%**	**23.3%**	**-15.3%**
Median				**26.8%**	**34.4%**	**34.7%**	**33.6%**	**21.3%**	**16.5%**	**-16.5%**
High				**306.3%**	**297.8%**	**271.4%**	**244.4%**	**258.2%**	**196.0%**	**176.6%**
Low				**4.4%**	**1.6%**	**7.0%**	**-5.8%**	**-35.0%**	**-38.2%**	**-80.8%**
Overall										
Mean				**33.0%**	**37.5%**	**36.2%**	**34.6%**	**25.3%**	**19.3%**	**-17.9%**
Median				**21.4%**	**27.6%**	**28.7%**	**27.0%**	**20.5%**	**13.2%**	**-17.8%**
High				**306.3%**	**297.8%**	**271.4%**	**244.4%**	**258.2%**	**196.0%**	**176.6%**
Low				**-11.4%**	**-15.9%**	**-16.6%**	**-15.6%**	**-35.0%**	**-51.5%**	**-80.8%**
China Nepstar Chain Drugstore Ltd.			**$2.60**	**18.2%**	**-1.7%**	**-2.2%**	**2.2%**	**13.7%**	**14.3%**	**-21.2%**

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High prior to going private announcement

Draft – for discussion only

HOULIHAN LOKEY 13

Project Lily

Illustrative Implied Multiples and Investment Required

(dollars in millions, except per ADS values)

Illustrative Purchase Price Per ADS	Implied Share Price	Implied Equity Value[1]	Implied Premium to Pre-Announcement Original Price	Implied Enterprise Value[1]	Implied Enterprise Value[1] Revenue 6/30/2015	Implied Enterprise Value[1] EBITDA 6/30/2015	Total Implied Investment Required[1]
Pre-announcement Price (7/2/2015) $2.20	$2.20	$217.2	0.0%	$164.8	0.33x	12.4x	$44.5
Current Trading Price (9/4/2015) $2.08	2.08	205.3	(5.5)%	152.9	0.31x	11.5x	42.1
Offer Price: $2.60	2.60	256.7	18.2%	204.3	0.41x	15.4x	52.6
$2.70	2.70	266.6	22.7%	214.2	0.43x	16.1x	54.6
$2.80	2.80	276.4	27.3%	224.0	0.45x	16.9x	56.6
$2.90	2.90	286.3	31.8%	233.9	0.47x	17.6x	58.6
$3.00	3.00	296.2	36.4%	243.8	0.49x	18.4x	60.7
$3.10	3.10	306.0	40.9%	253.6	0.51x	19.1x	62.7
$3.20	3.20	315.9	45.5%	263.5	0.53x	19.9x	64.7
$3.30	3.30	325.8	50.0%	273.4	0.55x	20.6x	66.7
$3.40	3.40	335.7	54.5%	283.3	0.57x	21.3x	68.8
$3.50	3.50	345.5	59.1%	293.1	0.59x	22.1x	70.8
$3.60	3.60	355.4	63.6%	303.0	0.61x	22.8x	72.8
$3.70	3.70	365.3	68.2%	312.9	0.63x	23.6x	74.8
$3.80	3.80	375.1	72.7%	322.7	0.65x	24.3x	76.8

Additional Investment Required per Selected Price Movements

Per ADS Price Movement	Additional Investment (US$ millions)
$0.05	$1.0
$0.10	$2.0
$0.25	$5.1
$0.50	$10.1
$1.00	$20.2

Source: Company Filings, Capital IQ
Note:
1. Based on 98,723,470 ADSs outstanding as of 06/30/2015 per Company management

Draft – for discussion only
HOULIHAN LOKEY 14

Project Lily

Price Revision Data for Going-Private Transactions

Announcement Date	Company	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
3/3/2015	Jiayuan.com International Ltd. *	Cayman	3/3/2015	$5.37	6/9/2015	7.20	34.1%	1
3/10/2014	Montage Technology Group Limited	Cayman	3/10/2014	21.50	6/11/2014	$22.60	5.1%	1
2/17/2014	Chindex International Inc.	Delaware	2/17/2014	19.50	4/21/2014	24.00	23.1%	1
12/24/2013	Noah Education Holdings Ltd.	Cayman	12/24/2013	2.80	4/2/2014	2.85	1.8%	1
11/25/2013	Giant Interactive Group, Inc.	Cayman	11/25/2013	11.75	4/17/2014	12.00	2.1%	1
9/4/2013	China Hydroelectric Corporation	Cayman	9/4/2013	2.97	1/13/2014	3.51	18.2%	2
6/6/2013	iSoftStone Holdings Limited	Cayman	6/6/2013	5.85	11/4/2013	5.70	-2.6%	1
5/22/2013	Le Gaga Holdings Ltd	Cayman	5/22/2013	4.01	7/30/2014	4.06	1.2%	1
5/20/2013	Pactera Technology International Ltd.	Cayman	5/20/2013	7.50	10/28/2013	7.30	-2.7%	2
3/11/2013	Simcere Pharmaceutical Group.	Cayman	3/11/2013	9.56	8/28/2013	9.66	1.0%	1
2/15/2013	China Shenghuo Pharmaceutical Holdings, Inc.	Delaware	2/15/2013	0.15	4/16/2013	0.16	6.7%	1
10/15/2012	Yongye International, Inc.	Nevada	10/15/2012	6.60	4/9/2014	7.10	7.6%	4
9/26/2012	7 Days Group Holdings Limited	Cayman	9/26/2012	12.70	3/1/2013	13.80	8.7%	1
9/12/2012	3SBio Inc.	Cayman	9/12/2012	15.00	4/23/2014	16.70	11.3%	2
9/7/2012	Syswin Inc.	Cayman	9/7/2012	2.00	12/24/2012	2.05	2.5%	1
8/13/2012	Focus Media Holding Ltd.	Cayman	8/13/2012	27.00	3/25/2013	27.50	1.9%	1
5/21/2012	Yucheng Technologies Limited	BVI	5/21/2012	3.80	8/13/2012	3.90	2.6%	1
4/28/2012	Sino Gas International Holdings, Inc.	Utah	4/28/2012	0.48	3/28/2014	1.30	170.8%	3
2/24/2012	Gushan Environmental Energy Limited	Cayman	2/24/2012	1.60	9/13/2012	1.65	3.1%	2
2/21/2012	China TransInfo Technology Corp.	Nevada	2/21/2012	5.65	6/8/2012	5.80	2.7%	1
1/9/2012	Pansoft Company Limited	BVI	1/9/2012	3.76	5/17/2012	4.15	10.4%	1
1/6/2012	Jingwei International Limited	Nevada	1/6/2012	1.56	2/9/2012	2.20	41.0%	1
11/14/2011	China GrenTech Corp. Ltd.	Cayman	11/14/2011	3.10	1/12/2012	3.15	1.6%	1
3/25/2011	Funtalk China Holdings Limited	Cayman	3/25/2011	7.10	5/11/2011	7.20	1.4%	1
11/11/2010	Chemspec International Limited	Cayman	11/11/2010	8.00	3/9/2011	8.10	1.3%	1
11/3/2010	Fushi Copperweld, Inc.	Nevada	11/3/2010	11.50	12/28/2011	9.50	-17.4%	2

	% Change	# of Revisions
High	**170.8%**	**4**
Low	**-17.4%**	**1**
Mean	**12.7%**	**1**
Median	**2.7%**	**1**

Source: Public filings, Capital IQ
**Denotes on-going transaction.*

Draft – for discussion only

HOULIHAN LOKEY 15

Draft – for discussion only Historical Income Statement Project Lily 16 Source : Company public filings LTM refers to the most recently completed twelve month period for which financial information has been made public (dollars in millions) Fiscal Year Ended December 31, LTM 2012 2013 2014 6/30/15 Revenues, Net $409.3 $445.9 $476.0 $497.8 Cost of Sales (Goods Sold) (219.8) (251.2) (277.7) (294.1) Gross Profit $189.5 $194.6 $198.3 $203.7 Operating Expenses: Sales, Marketing & Other Operating Expenses (162.4) (169.6) (177.0) (177.3) General & Administrative Expenses (18.6) (20.1) (20.2) (19.0) Impairment Losses of Property & Equipment (1.2) (1.2) (1.6) (1.5) Other Income (Expense) 0.2 0.0 0.0 0.0 Total Operating Expenses ($182.0) ($190.8) ($198.8) ($197.8) Operating Income $7.5 $3.8 ($0.5) $5.9 Interest Income 2.6 2.6 1.2 1.0 Interest Expense 0.0 0.0 0.0 0.0 Dividend Income from Cost Equity Investments 0.7 0.9 0.9 0.6 Equity in Income of an Equity Method Investee 0.2 0.0 0.0 0.0 Gain on Disposal of an Equity Method Investee 11.0 0.0 0.0 0.0 Other Income 0.0 0.0 0.5 0.6 Other Loss 0.0 0.0 (0.1) (0.1) Pre-tax Income (Loss) $22.1 $7.3 $2.0 $8.1 Income Tax Expense (7.6) (5.3) (4.3) (3.8) Net Income (Loss), Continuing Operations $14.5 $2.0 ($2.2) $4.3 Foreign Currency Translation Adjustments (0.1) 0.0 (0.0) 0.0 Net Income (Loss) $14.4 $2.0 ($2.2) $4.3

Draft – for discussion only Historical Balance Sheet Project Lily 17 Source : Company public filings (dollars in millions) As of December 31, As of 2012 2013 2014 6/30/15 Assets Current Assets: Cash and Cash Equivalents $59.6 $59.7 $40.6 $48.4 Short-term Bank Time Deposits 38.1 30.5 3.9 1.5 Long-term Bank Time Deposits due within one year 0.0 0.0 0.5 0.5 Restricted Cash 5.8 6.1 6.0 6.0 Accounts Receivable 18.4 21.8 22.0 21.0 Bills Receivable 0.0 0.0 0.1 0.0 Amounts due from Related parties 1.3 0.1 0.5 0.8 Prepaid Expenses, Deposits & Other Current Assets 23.6 28.0 39.5 28.9 Inventories 76.8 91.1 88.0 93.1 Deferred Tax Assets 0.3 1.0 0.3 0.8 Total Current Assets $223.9 $238.2 $201.6 $200.9 Fixed Assets: Property and Equipment, Net 19.3 20.3 22.2 23.5 Long-term Bank Time Deposits 3.2 6.6 0.0 0.0 Rental Deposits 6.1 6.9 6.8 6.8 Cost Method Investments 2.0 2.1 2.0 2.0 Intangible Assets, Net 0.5 0.4 0.4 0.4 Goodwill 8.3 8.6 8.4 8.4 Deferred Tax Assets 0.5 1.9 2.6 2.5 Accrued Interest Income 0.1 0.1 0.0 0.0 Other non-Current Assets 0.0 0.0 0.0 5.7 Total Assets $263.9 $285.3 $244.0 $250.1 (dollars in millions) As of December 31, As of 2012 2013 2014 6/30/15 Liabilities & Stockholders' Equity Current Liabilities: Accounts Payable $57.2 $66.7 $66.0 $72.8 Bills Payable 3.3 0.7 0.0 0.0 Amounts due to related parties 3.0 4.8 4.1 4.2 Accrued Expenses and Other Payables 16.9 20.3 19.7 18.3 Deferred Income 2.3 3.7 4.1 5.5 Income Tax Payable 6.6 5.7 4.1 3.3 Dividend Payable 0.0 31.6 0.0 0.0 Total Current Liabilities $89.2 $133.6 $98.1 $104.1 Deferred Income 2.9 2.9 2.5 $2.1 Deferred Taxes Liabilities 1.2 2.7 2.4 2.5 Other Non-Current Liabilities 5.8 6.5 7.0 6.4 Total Liabilities $99.2 $145.6 $110.0 $115.2 Stockholders' Equity: Additional Paid-in Capital $133.7 $105.8 $103.2 $103.2 Accumulated Other Comprehensive Loss (6.7) (6.9) (6.7) (6.7) Retained Earnings 37.7 40.7 37.5 38.4 Less: Treasury Stock 0.0 0.0 0.0 0.0 Net Stockholders' Equity $164.7 $139.7 $134.0 $134.9 Total Liabilities & Stockholders' Equity $263.9 $285.3 $244.0 $250.1

Draft – for discussion only Disclaimer Project Lily 18 This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee of the Board of Directors (the “Committee”) of China Nepstar Chain Drugstore, Ltd . (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company . This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith . Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials . The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey’s engagement letter . The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee . The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent . 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